SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     March 4, 2003

CuraGen Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-23223	06-1331400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Long Wharf Drive, 11th Floor

New Haven, Connecticut 06511

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:     (203) 401-3330

Item 5.     Other Events and Regulation FD Disclosure.

On March 4, 2003, the Registrant issued a press release to announce that the U.S. Food and Drug Administration (FDA) approved its Investigational New Drug (IND) application to initiate clinical trials for CG53135, a potential protein therapeutic being investigated as a treatment for oral mucositis. Oral mucositis is a side effect of chemotherapy and radiotherapy that results in the degradation of mucosal tissue that can range from redness and irritation to severe ulcerations of the mouth and throat. The Registrant now plans to proceed with a multi-center Phase I clinical trial to evaluate safety and pharmacokinetics in patients with cancer who are at risk for mucositis following chemotherapy. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 7.     Financial Statements and Exhibits.

(c) The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Press release of Registrant dated March 4, 2003.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURAGEN CORPORATION (Registrant)

Date: March 4, 2003	By:	/s/ DAVID M. WURZER
Name: David M. Wurzer Title: Executive Vice President and Chief Financial Officer

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